UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
10 Bank Street, 12th Floor
White Plains, NY 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 7, 2011, Fifth Street Finance Corp. (the “Company”) announced the departure of William H. Craig from his position as Chief Financial Officer of the Company, effective September 1, 2011.
     On September 1, 2011, the Board of Directors of the Company appointed Alexander C. Frank as Chief Financial Officer of the Company, effective September 19, 2011. Steven M. Noreika, Executive Director and Controller at the Company, will serve as interim Chief Financial Officer during the transitional period.
     Mr. Frank, age 53, brings over 27 years of experience in finance, accounting, tax and risk management to the position. Between September 2008 and March 2011, he served as a Managing Director and Chief Financial Officer of Chilton Investment Company LLC, a global investment management firm. Mr. Frank was responsible for finance and operations infrastructure. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as Global Head of Institutional Operations as well as Global Corporate Controller and Chief Financial Officer of U.S. broker/dealer operations. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. He also oversaw the firm’s financing, capital planning, cash management and rating agency functions. Mr. Frank began his career at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.
     Mr. Noreika, age 36, joined the Company in September 2008 and has been serving as Executive Director and Controller of the Company as well as Chief Financial Officer of the Company’s investment adviser, Fifth Street Management LLC. Prior to joining the Company, Mr. Noreika was a manager of internal financial reporting at Time Warner, Inc. from August 2002 to August 2008 where he worked on all aspects of financial reporting and financial systems design and implementation. Prior to that, he worked in a supervisory role for Marcum & Kliegman, LLP from June 2000 to August 2002 where he was responsible for audit, review and tax engagements for clients in various industries, such as financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University.
     As disclosed in the Company’s other SEC filings, none of the Company’s executive officers receive direct compensation from the Company. The compensation paid to the Company’s chief financial officer is set by the Company’s administrator, FSC, Inc., and is subject to reimbursement by the Company with respect to the allocable portion of such compensation for services rendered to the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	FIFTH STREET FINANCE CORP.
	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President